                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


         Date of Report (Date of earliest event reported): JUNE 30, L997
                                                           -------------



                           BROOKTROUT TECHNOLOGY, INC.
               (Exact name of Registrant as specified in charter)



        MASSACHUSETTS                                 0-20698                             04-2814792
----------------------------                  ------------------------                -------------------
(State or other jurisdiction                  (Commission file number)                   (IRS employer
      of incorporation)                                                               identification no.)


                       410 FIRST AVENUE, NEEDHAM, MA 02194
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (781) 449-4100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OF ASSETS
         ---------------------

         On June 30, 1997, Brooktrout Technology, Inc. (the "Registrant") entered into and closed a definitive agreement to acquire substantially all of the assets and assume certain specified liabilities of Netaccess, Inc., a Delaware corporation ("Netaccess"), for approximately $11 million in cash.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
         ------------------------------------------------------------------

         (a)      Financial Statements of Business Acquired.
                  -----------------------------------------

                  Balance sheet of NetAccess as of September 30, l996 and related statements of income, shareholders' equity and cash flows for the year then ended, audited by Ernest & Young LLP.

         (b)      Pro Forma Financial Information.
                  -------------------------------

                  Pro Forma Condensed Consolidated Income Statements for the year ended December 31, 1996 and the six months ended June 30, l997.

                  Pursuant to Section B(3) of the General Instructions to Form 8-K and Rule 12(b)(2)'s definition of "Previously Reported," the required pro forma balance sheet has not been provided and is incorporated by reference to Item 1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, l997.

         (c)      Exhibits.
                  --------

                  Exhibit 23.1 - CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                                 AUDITORS.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized

                                             BROOKTROUT TECHNOLOGY, INC.



Dated: September 15, l997                    By: /s/ Robert C. Leahy
                                                 ------------------------------
                                                     Robert C. Leahy
                                                     Vice President

                                 NETACCESS, INC.

                              FINANCIAL STATEMENTS


                          YEAR ENDED SEPTEMBER 30, 1996
                       WITH REPORT OF INDEPENDENT AUDITORS

                Report of Ernst & Young LLP, Independent Auditors


The Board of Directors of Xircom, Inc.

         We have audited the accompanying balance sheet of Netaccess, Inc. (a wholly owned subsidiary of Xircom, Inc.) as of September 30, 1996, and the related statement of income, shareholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netaccess, Inc. at September 30, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ERNST & YOUNG LLP

Woodland Hills, California
June 19, 1997

                                 NETACCESS, INC.


                                INCOME STATEMENT
                          YEAR ENDED SEPTEMBER 30, 1996
                                 (In thousands)

Net sales                                                               $26,116

Cost of sales                                                            14,865
--------------------------------------------------------------------------------

Gross profit                                                             11,251

Operating expenses:
     Research and development                                             3,337
     Sales and marketing                                                  4,039
     General and administrative                                           2,733
     Write-off of goodwill and other intangible assets                    4,338
--------------------------------------------------------------------------------

Total operating expenses                                                 14,447

Operating loss                                                           (3,196)

Other income, net                                                             6
--------------------------------------------------------------------------------
Loss before income taxes                                                 (3,190)

Income tax benefit                                                          (77)
--------------------------------------------------------------------------------
Net loss                                                                $(3,113)
================================================================================

                                 NETACCESS, INC.

                                  BALANCE SHEET
                               SEPTEMBER 30, 1996

             (In thousands, except share and per share information)

ASSETS
Current assets:
     Cash                                                              $    127
     Accounts receivable, net of allowances for sales returns
         of $395 and uncollectible accounts of $60                        6,663
     Inventories                                                          3,745
     Deferred income taxes                                                1,841
     Other current assets                                                   129
--------------------------------------------------------------------------------
Total current assets                                                     12,505

Equipment and improvements, net                                           1,825
Deferred income taxes                                                     1,590
Other assets                                                                 60
--------------------------------------------------------------------------------
Total assets                                                           $ 15,980
================================================================================
LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
     Accounts payable                                                  $  2,432
     Accrued liabilities                                                    857
     Due to Xircom, Inc.                                                  9,708
--------------------------------------------------------------------------------
Total current liabilities                                              $ 12,997

Commitments and contingencies

Shareholder's equity:
     Common stock, $1 par value, 1,000 shares authorized;
         100 shares issued and outstanding                                    -
     Paid-in capital                                                     49,390
     Accumulated deficit                                                (46,407)
--------------------------------------------------------------------------------
Total shareholder's equity                                                2,983
--------------------------------------------------------------------------------
Total liabilities and shareholder's equity                             $ 15,980
================================================================================

                                 NETACCESS, INC.

                        STATEMENT OF SHAREHOLDER'S EQUITY



                                  Common Stock
                                ----------------                   Accumulated
(in thousands)                  Shares    Amount  Paid In Capital    Deficit     Total
----------------------------------------------------------------------------------------

Balance at September 30, 1995       -      $ -         $49,390      $(43,294)   $ 6,096
Net Loss                            -        -               -        (3,113)    (3,113)
----------------------------------------------------------------------------------------

Balance at September 30, 1996       -      $ -         $49,390      $(46,407)   $ 2,983
========================================================================================

                                 NETACCESS, INC.

                                              STATEMENT OF CASH FLOWS
                                           YEAR ENDED SEPTEMBER 30, 1996

                                                   (In thousands)

OPERATING ACTIVITIES
     Net loss                                                                                   $(3,113)
     Adjustments to reconcile net loss to net cash used in operating activities:
         Write-off of goodwill and other intangible assets                                        4,338
         Depreciation and amortization                                                            2,062
         Deferred income taxes                                                                     (931)
         Loss on disposal of equipment                                                               16
         Changes in assets and liabilities:
              Accounts receivable                                                                (4,716)
              Inventories                                                                        (2,375)
              Other current assets                                                                   10
              Accounts payable and accrued liabilities                                              278
--------------------------------------------------------------------------------------------------------
Net cash used in operating activities                                                            (4,431)

INVESTING ACTIVITIES
     Purchases of equipment and improvements                                                     (1,319)
     Proceeds from sales of equipment                                                                44
     Other                                                                                            6
--------------------------------------------------------------------------------------------------------
     Net cash used in investing activities                                                       (1,269)

FINANCING ACTIVITIES
     Due to Xircom, Inc.                                                                          5,294
     Repayment of long-term obligations                                                             (82)
--------------------------------------------------------------------------------------------------------
     Net cash provided by financing activities                                                    5,212

Net decrease in cash                                                                               (488)
Cash at beginning of period                                                                         615
--------------------------------------------------------------------------------------------------------
Cash at end of period                                                                           $   127
========================================================================================================

                                 NETACCESS, INC.
                          NOTES TO FINANCIAL STATEMENTS


              NOTE ONE: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF PRESENTATION. The accompanying financial statements include the accounts of Netaccess, Inc. ("Netaccess" or "the Company"). The Company is a wholly-owned subsidiary of Xircom, Inc. ("Xircom"). The Company sells digital and analog remote access server products to original equipment manufacturers and through two-tier distribution channels.

         The accompanying financial statements do not necessarily reflect the results of operations or financial position that would have existed had Netaccess been an independent company. Xircom provides certain accounting, finance, legal and information system services, tax compliance and planning reviews, risk management and other corporate services to Netaccess. The estimated cost of these services has been included in the financial statements of the Company.

         The multi-port modem business was operated by Xircom during the 1996 fiscal year but such business was transferred to Netaccess beginning with the 1997 fiscal year. In order to present the Netaccess business on a basis consistent with its current operations, the accompanying financial statements are presented inclusive of the results of operations of the multi-port modem business as if it was operated by Netaccess during the 1996 fiscal year. Revenue and cost of sales from the multi-port modem business was approximately $1,213,000 and $1,602,000, respectively, during the 1996 fiscal year.

         CONCENTRATION OF CREDIT RISK. The Company makes periodic evaluations of the creditworthiness of its customers and generally does not require collateral. To date, the Company has not experienced any material bad debts or collection problems. As of September 30, 1996, three customers accounted for a total of 58% of total trade receivables.

         INVENTORIES. Inventories are carried at the lower of cost (determined on a first-in, first-out basis) or market.

         PROPERTY AND EQUIPMENT. Equipment and improvements are stated at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful lives of the assets, ranging from two to seven years. Leasehold improvements are amortized using the straight-line method over the term of the related lease or the useful life of the asset, whichever is shorter.

         INTANGIBLE ASSETS. In fiscal 1996, the Company wrote-off its goodwill and other intangible assets of $4,338,000. See Note Nine.

         REVENUE RECOGNITION. The Company recognizes revenue from product sales when shipped.

OEM product warranties generally range from six months to two years. End user products have a five year hardware warranty and a 90 day software warranty. The Company provides telephone support to purchasers of its products as needed to assist them in installation or use of the products. Provisions for these costs are made in the period of sale. The Company also has policies and/or contractual agreements which permit distributors and dealers to return products under certain circumstances. The Company makes a provision for the estimated amount of product returns that may occur under these programs and contracts in the period of sale.

         RESEARCH AND DEVELOPMENT. Research and development costs are expensed as incurred.

         LICENSING AGREEMENTS. The Company has entered into agreements with third parties to license software and hardware that is incorporated into or sold with certain of the Company's products. Royalties associated with such licenses are accrued and expensed as cost of goods sold when the products are shipped.

         ADVERTISING COSTS. The Company expenses advertising costs as incurred. Advertising expense totaled approximately $90,000 for fiscal 1996.

         USE OF ESTIMATES. The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The industry in which the Company operates is characterized by rapid technological change and short product life cycles. As a result, estimates are required to provide for product returns, product obsolescence and warranty returns. Historically, actual amounts recorded have not varied significantly from estimated amounts. In addition, estimates are required to record the cost of certain services provided to the Company by Xircom. Actual results may differ, however, from those estimates, although management does not believe that any differences would materially affect the Company's financial position or reported results.

                              NOTE TWO: INVENTORIES

         Inventories as of September 30, 1996 consist of the following (in thousands):

Finished goods                                                            $  724
Sub-assemblies                                                               323
Work-in-process                                                            1,359
Component parts                                                            1,339
--------------------------------------------------------------------------------
Total                                                                     $3,745
================================================================================

                     NOTE THREE: EQUIPMENT AND IMPROVEMENTS

         Equipment and improvements as of September 30, 1996 consist of the following (in thousands):

Equipment                                                                $1,823
Furniture and fixtures                                                      327
Leasehold improvements                                                      476
--------------------------------------------------------------------------------
                                                                          2,626
Less accumulated depreciation and amortization                             (801)
--------------------------------------------------------------------------------
Total                                                                    $1,825
================================================================================


                             NOTE FOUR: INCOME TAXES

         Netaccess is included in Xircom's consolidated Federal income tax return and files separate state income tax returns in New Hampshire. Under a tax sharing agreement with Xircom, Netaccess deferred tax assets are expected to be recoverable against the expected future taxable earnings of the Company or Xircom. The income tax benefit for fiscal 1996, which was computed as if Netaccess filed a separate income tax return, includes the following (in thousands):

Current:
     Federal                                                              $  50
     State                                                                   99
--------------------------------------------------------------------------------
                                                                            149
Deferred:
     Federal                                                               (157)
     State                                                                  (69)
--------------------------------------------------------------------------------
Total                                                                     $ (77)

Significant components of the Company's deferred tax assets and liabilities as of September 30, 1996 are as follows (in thousands):

Book reserves not deductible for tax                                     $  616
Net operating loss carry forward and credit                               2,705
Other                                                                       156
--------------------------------------------------------------------------------
     Total deferred tax asset                                             3,477
--------------------------------------------------------------------------------
Tax depreciation in excess of book                                          (46)
--------------------------------------------------------------------------------
     Total deferred tax liabilities                                         (46)
--------------------------------------------------------------------------------
     Net deferred tax asset                                              $3,431
================================================================================


         At September 30, 1996 the Company has net operating loss carry forwards for federal tax purposes of approximately $5,600,000 which expire during the period 2003 through 2009. The amount of the federal net operating loss that may be used to offset taxable income and income taxes in future years are subject to certain change in ownership and pre-acquisition loss limitations.

         A reconciliation of the benefit for income taxes for fiscal 1996 with the tax benefit computed by applying the 35% federal statutory tax rate is as follows (in thousands):

         Computed expected tax benefit                                  $(1,117)
         Goodwill and other permanent differences                           155
         Write-off of goodwill                                              865
         State income taxes                                                  20
--------------------------------------------------------------------------------
         Total                                                          $   (77)

                        NOTE FIVE: EMPLOYEE BENEFIT PLAN

         The Company maintains a defined contribution 401(k) plan under which its U.S. employees are eligible to participate. Participants may make, within certain limitations, voluntary contributions based upon a percentage of their compensation. The Company makes matching contributions based on a participant's contribution up to a specified maximum dollar amount. Participants are immediately vested in the Company's contributions. Company contributions were approximately $19,000 for fiscal 1996.

                      NOTE SIX: RELATED PARTY TRANSACTIONS

         The amount due to Xircom as of September 30, 1996 represents the net of various transactions between Netaccess and Xircom. The Company participates in Xircom's central cash management program, wherein all the Company's cash receipts and disbursements are remitted to or funded by Xircom. The Company is also charged its share of the current portion of Xircom's consolidated federal income tax liability, and certain administrative and other expenses incurred by Xircom on behalf of the Company. It is Xircom's policy to charge these expenses and all other central operating costs, on the basis of direct usage when identifiable or allocated based on management's estimate of the expenses that would have been incurred had the Company been operating on a stand alone basis. In the opinion of management, this method of allocation is reasonable. The estimated cost of these services for fiscal 1996 was $480,000, which has been included in general and administrative expenses in the accompanying income statement.

         A summary of account activity affecting the amount Due to Xircom, Inc. for the 1996 fiscal year is as follows (in thousands):

Balance at beginning of year                                             $ 4,414

Cash disbursements in excess of cash receipts                              4,665
Share of Xircom's current federal income tax liability                       149
Allocation of administrative expenses                                        480
--------------------------------------------------------------------------------
Balance at end of year                                                   $ 9,708
================================================================================
Average balance during the year                                          $ 7,061
================================================================================


         There are no terms of settlement or interest charges associated with the account balance. Outstanding amounts due upon closing of the transaction discussed in Note Nine will be contributed to capital.

                    NOTE SEVEN: COMMITMENTS AND CONTINGENCIES

         The Company leases its facilities and certain equipment under operating leases expiring on various dates through 2000. Rent expense was approximately $307,000 for fiscal 1996. As of September 30, 1996, the minimum future rental payments under all noncancelable operating leases for facilities and equipment are as follows (in thousands):


Fiscal year
--------------------------------------------------------------------------------
     1997                                                                   $197
     1998                                                                    174
     1999                                                                    144
     2000                                                                    137
     2001                                                                      -
--------------------------------------------------------------------------------
                                                                            $652
================================================================================


         The Company has one license agreement which requires payment of a specified amount of per unit royalties based on sales of certain products. The agreement does not specify volume minimums, and is in effect as long as the technology is incorporated into the Company's products. Royalties under this agreement were approximately $9,000 for fiscal 1996.

         The Company is involved in certain claims and legal proceedings which arise in the normal course of business. Management does not believe that the outcome of any of these matters will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

                NOTE EIGHT: SIGNIFICANT CUSTOMERS AND GEOGRAPHIC
                                   INFORMATION

         The Company operates in one industry segment: the design, development, manufacture, marketing and support of computer network connectivity products. Net sales to unaffiliated customers by the Company was approximately $24,835,000, $1,160,000 and $121,000 in the United States, Europe and Asia, respectively, in the 1996 fiscal year. Total export sales (sales to unaffiliated foreign entities) were approximately $1,281,000 in the 1996 fiscal year. Sales to customers in excess of 10% of total sales for the 1996 fiscal year were 39% to Customer A and 16% to Customer B.


                          NOTE NINE: SUBSEQUENT EVENTS

         During the first quarter of fiscal 1997, sales to Customer A declined significantly due to the customer developing the product internally. Sales to this customer are not expected to be significant during the remainder of the 1997 fiscal year.

         On April 14, 1997, Xircom announced its intention to divest Netaccess. On May 13, 1997, a letter of intent was executed for the sale of substantially all of the assets of the Company. Based on the expected proceeds of this transaction, the carrying value of goodwill and other intangible assets is not recoverable and, accordingly, such amounts have been written-off in the accompanying financial statements.

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
               FINANCIAL STATEMENTS OF BROOKTROUT TECHNOLOGY, INC.

         The following unaudited pro forma condensed consolidated financial statements of Brooktrout Technology, Inc. ("Brooktrout") consist of unaudited pro forma condensed income statements for the year ended December 31, l996 and for the six months ended June 30, l997, together with the related notes thereto. Such pro forma financial statements have been prepared to give effect to the acquisition by Brooktrout of certain assets and liabilities of NetAccess, Inc. ("NetAccess") on June 30, l997. Pursuant to Section B(3) of the General Instructions to Form 8-K and Rule 12(b)(2)'s definition of "Previously Reported," the required pro forma balance sheet has not been provided and is incorporated by reference to Item 1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, l997.

         In connection with such acquisition, Brooktrout recorded a charge of approximately $3.7 million, representing the portion of the purchase price for NetAccess allocated to research and development in process.

         The acquisition has been accounted for using the purchase method of accounting. The pro forma results of operations are not necessarily indicative of the results of future operations or the actual results that would have occurred had the acquisition of NetAccess been consummated at the beginning of the periods indicated.

         These unaudited pro forma consolidated financial statements should be read in conjunction with the audited consolidated financial statements filed under Part (a) of this Item 1 of this Form 8-K/A.

                                Unaudited Pro Forma Condensed Combining Income Statement
                                          For the Year-Ended December 31, l996
                                          (In thousands, except per share data)

                                                                                                   Pro Forma
                                                                                       --------------------------------
                                                    Brooktrout      NetAccess          Adjustments             Combined
                                                    -------------------------------------------------------------------

Revenue                                              $58,827         $26,116                                    $84,943

Cost and expenses:
  Cost of product sold                                26,059          14,865             $   303 (3)(4)          41,227
  Research and development                             7,175           3,337                                     10,512
  Selling, general and administrative                 13,666           6,772                                     20,438
  Acquisition related costs                            1,236                                                      1,236
  Write-off of goodwill and                                            4,338              (4,338)(6)
                                                     -------         -------             -------                -------
    Total costs and expenses                          48,136          29,312              (4,035)                73,413

Income from operations                                10,691          (3,196)              4,035                 11,530

Other Income:                                          1,282               6                                      1,288
                                                     -------         -------                                    -------

Income before income tax provision (benefit)          11,973          (3,190)              4,035                 12,818

Income tax provision (benefit)                         5,108          (1,276)              1,603 (5)              5,435
                                                     -------         -------             -------                -------

Net income (loss)                                    $ 6,865         $(1,914)            $ 2,432                $ 7,383
                                                     =======         =======             =======                =======

Income per common share                              $  0.63                                                    $  0.68
                                                     =======                                                    =======


Weighted average number of common
  and common equivalent shares outstanding            10,901                                                     10,901
                                                     =======                                                    =======

                                 Unaudited Pro Forma Condensed Combining Income Statement
                                          For the Six Months Ended June 30, l997
                                           (In thousands, except per share data)

                                                                                                   Pro Forma
                                                                                       --------------------------------
                                                    Brooktrout      NetAccess          Adjustments             Combined
                                                    -------------------------------------------------------------------

Revenue                                              $29,795         $10, 498                                   $40,293

Cost and expenses:
  Cost of product sold                                13,065            5,865            $   252 (3)(4)          19,182
  Research and development                             5,290            1,647                                     6,937
  Selling, general and administrative                  8,513            2,605                                    11,118
  Acquired research and development                    3,746                              (3,746)(2)
                                                     -------                             -------                -------
    Total cost and expenses                           30,614           10,117             (3,494)                37,237

Income from operations                                  (819)             381              3,494                  3,056

Other income (expense)                                   922               (3)                                      919
                                                     -------         --------                                   -------

Income before Income tax provision                       103              378              3,494                  3,975

Income tax provision                                      18              165              1,407 (5)              1,590
                                                     -------         --------            -------                -------

Net income                                           $    85         $    213            $ 2,087                $ 2,385
                                                     =======         ========            =======                =======

Income per common share                              $  0.01                                                    $  0.21
                                                     =======                                                    =======

Weighted average number of common
  and common equivalent shares outstanding            11,326                                                     11,326
                                                     =======                                                    =======

                           BROOKTROUT TECHNOLOGY, INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


1. The unaudited pro forma condensed financial statements are presented for illustrative purposes only and do not give effect to any synergies which could be expected to occur due to the integration of Brooktrout and NetAccess' operations. Such pro forma financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission regarding the preparation of pro forma financial statements. Pursuant to Section B(3) of the General Instructions to Form 8-K and Rule 12(b)(2)'s definition of "Previously Reported," the required pro forma balance sheet has not been provided and is incorporated by reference to Item 1 of the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, l997.

2. The acquisition of the assets and liabilities of NetAccess has been accounted for using the purchase price method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to research and development projects of NetAccess still in progress was expensed at the consummation of the acquisition on June 30, l997. The amount of this one-time charge aggregated approximately $3.7 million (approximately $2.3 million net of tax). Since this charge was directly related to the acquisition and will not recur, the pro forma financial statements have been prepared excluding this charge.

3. Represents the amount of the purchase price allocated to finished goods inventory and work-in-process. Such amounts are expected to be amortized to cost of product sold over a three to four month period.

4. Represents amortization of the amounts allocated to acquired technology and other intangible assets. Such amounts will be amortized to expense over their expected useful lives of three years.

5. Represents the tax effect of the pro forma adjustments made, including initial reversal of the tax provision (benefit) recorded by NetAccess.

6. Represents the reversal of adjustments made by NetAccess to adjust the carrying value of its assets to net realizable value in anticipation of sale. Such adjustment would not have been recorded by Brooktrout as it related to the seller's carrying value. Accordingly, this amount has been excluded from the pro forma financial statements.